As filed with the Securities and Exchange Commission on May 6, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Saratoga Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	20-8700615
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

535 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-186323

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.50% Notes due 2020	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                         Description of the Registrant’s Securities to be Registered

The description of the 7.50% Notes due 2020 (the “Notes”) of Saratoga Investment Corp., a Maryland corporation, is incorporated by reference to the materials set forth in the section captioned “Description of the Notes” in the registrant’s registration statement on Form N-2 (File No. 333-186323), declared effective on May 2, 2013.  The securities registered hereby are all part of a single series as described in the document referenced above.  The Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “SAQ.”

Item 2.                                                         Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1

Form of Indenture by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit (d)(4) to the registrant’s Registration Statement on Form N-2 (File No. 333-186323), filed on April 30, 2013).

2

Form of First Supplemental Indenture between the Company and U.S. Bank National Association, which includes the form of Note due 2020 (incorporated by reference to Exhibit (d)(6) to the registrant’s Registration Statement on Form N-2 (File No. 333-186323), filed on April 30, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 6, 2013

Saratoga Investment Corp.

	By:	/s/ Richard A. Petrocelli
		Name:	Richard A. Petrocelli
		Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

1

Form of Indenture by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit (d)(4) to the registrant’s Registration Statement on Form N-2 (File No. 333-186323), filed on April 30, 2013).

2

Form of First Supplemental Indenture between the Company and U.S. Bank National Association, which includes the form of Note due 2020 (incorporated by reference to Exhibit (d)(6) to the registrant’s Registration Statement on Form N-2 (File No. 333-186323), filed on April 30, 2013).